ADDVANTAGE TECHNOLOGIES GROUP, INC.
1998 INCENTIVE STOCK PLAN

l.           Preamble.

ADDvantage Technologies Group, Inc., an Oklahoma corporation (the "Company"), hereby establishes the ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan (the "Plan) as a means whereby the Company may, through awards of stock options and restricted stock:

(a)           provide Officers, Directors and key employees who have substantial responsibilities for the: direction and management of the Company and its Subsidiaries, as well as consultants to the Company, with additional incentive to promote the success of the businesses of the Company and its Subsidiaries;

(b)           enable such employees to acquire equity interests in the Company; and

(c)           enable the Company to attract and retain the service s of key employees upon whose  judgment and effort the successful conduct of its operations is largely dependent.

Except as specifically provided herein, the provisions of the Plan do not apply to or affect any option, stock appreciation right, or stock heretofore or hereafter granted under any other stock or stock option plan of the Company or any Subsidiary, and all such options, stock appreciation rights or stock continue to be governed by and subject to the applicable provisions of the plan or agreement under which they were granted.

2.           Definitions

2.01 AAdministrator@ shall mean that person designated by the Board from time to time to administrator the awards made under the Plan, which designation shall be communicated to the Participants in writing.

2.02 "Board" or "Board of Directors" means the board of directors of the Company.

2.03 "Change in Control" means the occurrence of any one of the following events:

(a)           Any individual, entity or group (within the meaning of Section 13(d)(3) or l4
(d)(7) of the Securities Exchange Act of 1934, as amended (the AExchange Act@)), except the Participant, his affiliates and associates, the Company, or any corporation, partnership, trust or other entity controlled by the Company (a ASubsidiary@), or any employee benefit plan of the Company or of any Subsidiary (each such individual, entity or group shall hereinafter be referred to as a APerson@) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the AOutstanding Company Common Stock@), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the ACompany Voting Securities@), in either case; or

(b) Individuals who, as of the beginning of any twenty-four month period, constitute the Board (the AIncumbent Board@) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule l4a-11 of Regulation 14A promulgated under the Exchange Act); or

(c) Consummation by the Company of a reorganization, merger or consolidation (a ABusiness Combination@), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50'% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Company Common Stock and Company voting securities, as the case may be; or

(d)           (i) Consummation of a complete liquidation or dissolution of the Company or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such corporation is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Company voting securities, as the case may be, immediately prior to such sale or disposition.

2.04 "Common Stock" means the common stock of the Company, $.01 par value per share.

2.05 "Company" means ADDvantage Technologies Group, Inc., an Oklahoma corporation, and any successor thereto.

2.06 "Director(s)" means a member or members of the Board.

2.07 "Disability" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.08 "Exchange Act" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

2.09 "Fair Market Value" means for the relevant day:

(a) If shares of Common Stock are listed or admitted to unlisted trading, privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

(b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

(c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Board in its discretion based upon the best available date.

2.10 "Officer" means a corporate officer of the Company or any Subsidiary or Affiliate of the Company.

2.11 "Option" means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the plan.

2.12 "Option Agreement" means an agreement between the Company and a Participant which evidences the grant of an Option to a Participant and sets forth the terms and conditions of such Option.

2.13 "Option Date" means the date upon which an Option is granted, or Restricted Stock is awarded, to a Participant under the Plan.

2.14 "Option Price" means the price per share at which an Option may be exercised.

2.15 "Participant" means an individual, or to the extent permitted as contemplated at Section 5 hereof, the account of an individual, to whom an Option or Restricted Stock has been granted under the Plan.

2.16 "Plan" means the ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan herein and as from time to time amended.

2.17 "Restricted Stock" means common Stock awarded to a Participant pursuant to the plan and subject to the restrictions contained or authorized in Section 7 hereof.

2.18 "Securities Act" time may hereinafter be means the securities Act of 1933, as it exists now or from time to time may hereinafter be amended.

2.19 "Subsidiary” means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

2.20 "Termination of Employment" means:

(a) with respect to an employee, when the employee's employment relationship with the company and all of its Subsidiaries is terminated, regardless of any severance arrangements. A transfer from the company to a Subsidiary or affiliate of the company or a Subsidiary, or vice versa is not a termination of employment for purposes of the Plan;

(b) with respect to a consultant, when the consultant's consulting relationship with the Company is terminated either due to the termination of any consulting agreement, or otherwise, regardless of the fact that no employment relationship exists; or

(c) with respect to an Officer or Director, when such individual is no longer serving as an Officer or Director of the Company, as a consultant to or employee of the Company and any of its Subsidiaries.

2.21 Rules of Construction.

(a) Governing Law. The construction and operator of the Plan are governed by the laws of the State of Oklahoma.

(b) Headings. All headings in the Plan are for reference only and are not to be utilized in construing the Plan.

(c) Gender. Unless clearly appropriate, all nouns of either gender refer indifferently to persons of either gender.

(d) Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

(e) Severability. If any provision of the Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3. Stock Subject to the Plan.

Except as otherwise provided in Section 11, the total number of shares of Common Stock reserved and available for distribution pursuant to awards under the Plan shall be Five Hundred
Ninety Thousand Six Hundred Fifty-Eight (590,658) shares. Such number of shares available under this Plan shall be increased automatically without further action by the Board of Directors or shareholders of the Company to that number which, when added to the number of shares subject to awards granted under this Plan (but not any other plan of the Company), equals ten percent (10%) of the issued and outstanding shares of Common Stock, at such time(s) as the Company issues additional shares of Common Stock (excluding for purposes of determining the number of shares available under this Plan and the time(s) of such automatic increases all shares of Common Stock issued pursuant to this Plan) Such shares may consist. in whole or in part, of authorized and unissued shares or treasury shares. Awards under the Plan may be of shares of Restricted Stock and/or Options. Options granted hereunder shall be nonstatutory (non-qualified) options. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder or under the Amended and Restated ADDvantage Technologies Group, Inc. 1991 Stock Plan shall terminate or expire, as to any number of shares, or Options are exercised (and any related withholding tax paid) by the delivery (actual, constructive or by attestation) of shares of Common Stock, new Options and Restricted Stock may thereafter be awarded hereunder with respect to such delivered shares or expired or terminated Options.

If any shares of Common Stock that have been optioned cease to be subject to an award under this Plan, if any shares of Common Stock that are subject to an award under this Plan are forfeited, if any award under this Plan otherwise terminates without issuance of shares of Common Stock being made to the Participant, or if any shares (whether restricted or not) of Common Stock that were previously issued under the Plan are received in connection with the exercise of an award under this Plan, such shares, in the discretion of the Board, may again be available for distribution in connection with awards under this Plan.

4. Administration.

The Plan shall be administered by the Board. In addition to any other powers set forth in the Plan, the Board has the exclusive authority:

(a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein,

(b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options and/or Restricted Stock, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

(d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of Options and/or Restricted Stock;

(e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of Options and/or Restricted Stock as it may deem necessary or advisable;

(f) to determine the form in which tax withholding under Section 14 of the Plan will be made; and

(g) to amend the Plan or any Option or Restricted Stock granted or awarded hereunder as may be necessary in order for any business combination involving the Company to qualify for pooling-of-interest treatment under APB No. 16.

5. Eligible Participants.

Subject to the provisions of the Plan, the persons who shall be eligible to participate in the Plan and be granted awards shall be those persons who are Officers, Directors, key employees and consultants of the Company or any Subsidiary who shall be in a position, in the opinion of the Board, to make contributions to the growth, management, protection, and success of the Company and its Subsidiaries. Of those persons described in the preceding sentence, the Board may, from time to time, select persons to be granted awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the award, the Board may give consideration to the functions and responsibilities of the person, to the persons contributions to the Company and its Subsidiaries, the value of the individual’s service to the Company and its Subsidiaries and such other factors deemed relevant by the Board. ln the event and to the extent authorized by the United States Departments of Treasury and Labor, the ADDvantage Technologies Group, Inc. 401(k) Plan account of an employee of the Company or a Subsidiary may also be a Participant, the Board may grant Options to such account and, to the extent such account is a Participant, the Options in such an account shall be subject to all of the terms and provisions of the Plan as if the Options had been granted to the individual for whom the account is maintained.

6. Terms and Conditions of Options.

The Board may, in its discretion, grant Options to any Participant under the Plan. Each Option shall be evidenced by an agreement between the Company and the Participant. Each Option agreement in such form as is approved by the Board, shall be subject to the following express terms and conditions and to such other terms and condition, not inconsistent with the Plan as the Board may deem appropriate:

(a) Option Period. Each Option granted under the Plan shall be for such period as is established by the Board. Where Options are exercisable in installments, the right to purchase any shares shall be cumulative, so that when the right to purchase any shares has matured, such shares may be purchased thereafter until the expiration of the Option. The Board shall have the power to accelerate the exercisability of installments for any Option granted under the Plan.

(b) Option Price. At the time when the option is granted, the Board will fix the Option Price. Subject to Section 6(c) hereof, the Option Price maybe greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Board, but in no event may the Option Price be less than the par value for a share of Common Stock.

(c) Other Option Provisions. The form of Option authorized by the Plan may contain such other provisions as the Board may from time to time determine, including:

(i) "Discounted Options" which may be granted to any Participant. A "Discounted option" is an option having an option Price per share (i) less than the lair market value at the Option Date provided such Option Price shall not be less than 50% of the fair market value at the Option Date, or (ii) in the case of directors, equal to the Fair Market Value at the Option Date, less the amount of salary or Director's fees elected (at least six months before the commencement of the calendar or fiscal year with respect to which such fees will be earned) by a Director to be received in the form of Options (the "deferred amount") divided by the number of shares subject to the Option. Discounted Options granted to a Director in lieu of Director’s fees shall not be forfeitable under any provision of the Plan and shall be exercisable until the third anniversary of the Participant's Termination of Employment;

(ii) "Reload Options" which may be granted only to Directors and employees of the Company or a Subsidiary. A "Reload Option" is an Option automatically granted to a Participant pursuant to the terms of an Option Agreement upon the delivery (actual, constructive or by attestation) of shares of Common Stock to pay the Option Price or to pay any required withholding tax in respect of the exercise of an Option (the "delivered shares"). Such Reload Option entitles the Participant to purchase (at an Option Price equal to the Fair Market Value at the time of such delivery) a number of shares of Common Stock equal to the number of delivered shares. Reload Options shall be subject to all of the terms of the Plan and the Option Agreement in respect to which they are granted, including; the Option Period for the Option exercised by delivery of the delivered shares, and shall not be exercisable before the earlier of one year after their grant or the date before the expiration of such Option Period.
No person shall have any rights of a stockholder with respect to any shares delivered upon the exercise of an Option until such time as such option is validly exercised.

7. Terms and Conditions of Restricted Stock Awards.

The Board, in its discretion, may grant Restricted Stock to any Participant under the Plan, the purchase price of which shall be established by the Board, which purchase price may be financed by the Company on terms established by the Board. Each grant of Restricted Stock shall be evidenced by an agreement between the Company and the Participant.  All shares of Common Stock awarded to participants under the plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate:

(a) Restrictions on Transfer. Shares of Restricted Stock awarded to Participants shall contain such restrictions on transfer as the Board may determine in its sole discretion, Except as permitted under Section 12 of the Plan, shares of Restricted Stock awarded to participants may not be sold or transferred before such restrictions on transfer lapse, and may only be pledged to the Company or any Subsidiary to satisfy any obligations that the participant may have to the Company or the Subsidiary with respect to the acquisition of such shares of Restricted Stock. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, the certificates for any shares of Restricted Stock the restrictions on which have lapsed will be transferred to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Board for such purpose or, if none, to his estate. Delivery of shares in accordance with the preceding sentence shall be made within the 30-day period after such restrictions shall lapse.

(b) Certificates Deposited With Company. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan and an agreement entered into between the registered owner and ADDvantage Technologies Group, Inc. Copies of such Plan and agreement are on file at the principal office of ADDvantage Technologies Group, Inc."

(c) Stockholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to the right to vote such shares.

(d) Dividends. On each Common Stock dividend payment date, each Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

8. Manner of Exercise of Optional Deferral of Receipt of Shares.

(a) To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) or his assignee (as contemplated at Section 12 hereof) must give written notice to the Administrator, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price maybe paid (i) in cash, (ii) in shares of Common Stock held by the Participant for at least six months and having an aggregate Fair Market Value, as determined as of the close of business on the day prior to the day on which such Option is exercised, equal to the Option Price, (iii) if permitted by the Board, a promissory note in the amount of the Option Price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Board may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (iv) if permitted by the Board, by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise, (v) if permitted by the Board, by the withholding by the Company from the shares of Common Stock issuable upon any exercise of the Option that number of shares having a Fair Market Value equal to such Option Price pursuant to a written election delivered to the Administrator on or prior to the date of exercise, (vi) by constructive delivery ("attestation") of shares of Common Stock held by the Participant for at least six months and having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price effected through providing the Company with a notarized statement attesting to the number of shares owned by the Participant that will serve as the Option Price payment shares, or (vii) as permitted by the Board, by a combination of such methods. The Option Price may also be paid in shares of Common Stock which were received by the Participant upon the exercise of one or more Options or as an award of Restricted Stock under the Plan; provided, however, that in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of said Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Board.

(b) A Participant may elect to defer the receipt of a portion of the shares of Common Stock (the 'Deferred Shares") deliverable upon the exercise of a non-qualified Option provided such Participant (i) delivers to the Board a written election (a "Deferral Election") to defer the receipt of shares of Common Stock, in such form and with such terms as the Board determines, no later than six month before the date of exercise of an Option as to which the receipt of a portion of the shares of Common Stock is to be deferred, (ii) pays the Option Price payable upon such exercise by delivery, or by attestation, to the Company, of shares of Common Stock as provided at Section 8(a) hereof, and (iii) is employed by the Company or a Subsidiary at the time of exercise of such Option. Only the number of shares otherwise deliverable upon exercise of a non-qualified Option in excess of the number of shares of Common Stock delivered in payment of the Option Price upon any exercise of such Option shall be Deferred Shares. Any such Deferral Election shall be revocable only upon the delivery of a superseding Deferral Election for the shares subject to a Deferral Election. Upon the exercise of an Option subject to a Deferral Election, that number of shares of Common Stock which, but for such Deferral Election, would be deliverable upon such exercise shall be issued to the Company for the benefit of the Participant and credited to, a bookkeeping account (a "Unit Account") in the name of the

Participant. Each Participant's Unit Account will be credited with all non-cash property either distributed in respect of any Deferred Shares, credited to such account or into which any Deferred Shares credited to such Unit Account are converted. All cash distributed in respect of a Participant's Deferred Shares or into which a Participant's Deferred Shares are converted shall be delivered to such Participant as soon as is reasonably practical after such distribution or conversion. No Participant shall be entitled to vote the Deferred Shares and instead such shares shall be voted by the Secretary of the Company on behalf of such Participant on all matters; on which the holders of Common Stock are, entitled to vote in the same manner as a majority of the shares of Common Stock are voted.

9. Vesting.

A Participant may not exercise an Option until it has become vested. The portion of an Option award that is vested depends upon the period that has elapsed since the Option Date.

10. Change of Control.

Notwithstanding the provisions of Sections 6 and 7 or anything contained in a Participant's agreement to the contrary, upon a Change in Control, all Options and/or Restricted Stock shall be subject to the following:

(a) The restrictions and limitations applicable to any Options shall lapse, and such
Options shall become free of all restrictions and become fully vested to the full extent of the original grant.

(b) The Company shall have the right to acquire from Participant's their vested
Options by payment of the difference between the price per share of Common Stock established in the Change of Control and the Option Price; and

(c) All Restricted Stock shall become free of all restrictions and be fully vested and transferable.

11. Adjustments to Reflect Changes in Capital Structure.

If there is any change in the corporate structure or shares of the Company, the Board of Directors may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options, and/or Restricted Stock in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 11, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

12. Non-Transferability of Options and Restricted Stock: Limited Exception to Transfer Restrictions.

(a) Unless otherwise expressly provided in this Section 12, by applicable law and by any agreement evidencing the grant or award of Restricted Stock or Stock Options (an "Award"), as the same may be amended: Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the person to whom such Awards were granted or awarded (a "Recipient"); and amounts payable or shares issuable Pursuant to Awards shall be delivered only to or for the account of a Recipient.

(b) The Board may permit Awards to be exercised by and paid to certain persons or entities related to the Recipient, including, but r.ro1 limited to members of the recipient’s immediate family (parents, grandparents, children, grandchildren, spouse, siblings), charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Recipient's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Board, pursuant to such conditions and procedures as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration other than nominal consideration.

(c) The exercise and transfer restrictions in this Section 12 shall not apply to:

(i) transfers to the Company;

(ii) the designation of a beneficiary to receive benefits in the event of the death or, if the Recipient has died, transfers to or exercise by the beneficiary, or, in the absence of a validly designated beneficiary, will or the laws of descent and distribution:

(iii) transfers pursuant to a domestic relations order;

(iv) if the Recipient has suffered a disability, permitted transfers or exercises on behalf of the Recipient by his or her legal representative; or

(v) the authorization by the Board of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Board.

(d) In the event of a transfer of an Award pursuant to Subsection (b) or (c) of this Section 12, the Recipient will remain liable for any taxes (including withholding and social security taxes) due upon or as a consequence of the exercise of or lapse of any restrictions in respect of an Award and neither the Company nor the Board shall have any obligation to provide notice to a transferee of any event or information that has, will or could ln any way affect an Award or its exercise.

13. Rights as Stockholder.

No person shall have any rights of a shareholder as to shares of Common Stock subject to an award under the Plan until, after proper exercise of the award or other action required, such shares shall 6ave been recorded on the Company’s official shareholder records as having been issued or transferred. Upon exercise of the award or any portion thereof, the Company will have thirty (30) days in which to issue the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights, for which the record date is prior to the date such shares are recorded as issued or transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

14. Withholding Tax.

Upon the exercise of an Option, or the lapse of restrictions on Restricted Stock, requiring tax, withholding, the Participant will be required to pay to the Company for remittance to the appropriate taxing authorities an amount necessary to satisfy the employee's portion of federal, state and local taxes, if any, incurred by reason of the exercise of an Option or the lapse of such restrictions. In lieu of delivering cash to satisfy, in whole or in part, such withholding obligation, the Participant may elect to have shares of Common Stock withheld from the shares deliverable upon such exercise if such election is delivered to the Administrator in writing on or prior to the date of exercise of the Options or lapse of restrictions with respect to Restricted Stock. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable tax withholding requirement. A Participant may elect to have any tax withholding obligation incurred upon the exercise of an award satisfied by payment of cash by the Participant, by the withholding of cash otherwise due the Participant, or by the withholding of shares of stock issuable upon such occurrence.

15. Termination of Employment.

In the event of a Participant's Termination of Employment, the following rules shall apply:
(a) Resignation in order to assume employment, approved by the Company's Chief Executive Officer, with a governmental, charitable or educational institution, or business entity affiliated with the Company:

When a Participant resigns to assume employment, approved by the Company's Chief Executive Officer, with a governmental, charitable or educational institution, or business entity in which the Company has an equity interest, the Board may (i) authorize the continuation of options granted or Restricted Stock awarded prior to termination, including options granted and Restricted Stock awarded less than one year prior to such termination, as if the Participant were still employed by the Company and (ii) permit the exercise of such Options or lapse of restrictions in respect of Restricted Stock during periods after such Termination of Employment but not beyond the original expiration date of the Option.  Unless the Board determines otherwise, termination of such approved employment, except to rejoin the Company or accept other employment which would qualify under this paragraph (a), or divestiture by the Company of its equity interest in such business entity shall be treated as a termination of employment pursuant to paragraph (b), (c) or (d) of this Section 15.

(b) Termination of Employment for any reason other than death, disability or resignation for approved employment pursuant to paragraph (a) above:

Any Option or Restricted Stock shall expire forthwith; provided, however, that with the approval of the Board, unvested Options may he accelerated to vest immediately, and, therefore, any Options exercisable at the time of such termination may be exercised up to a date that is determined by the Board after such termination, but not exceeding five years from the date of such termination and not beyond the date the Option otherwise would have expired in accordance with the Option Agreement evidencing such Option.

(c) Death of a Participant:

A participant's estate or beneficiaries shall have a period up to the earlier of one year after the Participant's death or the expiration date specified in the Option Agreement within which to exercise the Option.  Any Option may be immediately exercised in full by the Participant's estate or beneficiaries. In the event the participant's estate is closed with exercisable Options then unexercised, the rights under this paragraph shall pass by will or the laws of descent and distribution. In the case of Restricted Stock, the restrictions on such Restricted Stock shall be deemed to have lapsed immediately before such Participant's death.

(d) Disability of a Participant:

In the event of a Participant's Disability during employment, the Participant, or his or her guardian or legal representative shall have a period up to the expiration date specified in the Option Agreement within which to exercise the Option. In the case of Restricted Stock, the restrictions on such Restricted Stock shall be deemed to have lapsed immediately before the Termination of Employment of such Participant.

16. Cancellation of Option Grants and Restricted Stock.

(a) After Termination of Employment. If there is a Termination of Employment with respect to a Participant for an)'reason other than death, and, pursuant to paragraph (a), (b) or (d) of Section 15, one or more Options have not yet expired or the restrictions pertaining to Restricted Stock have not lapsed, the Board, in its sole discretion, which may be delegated to the Chief Executive Officer of the Company or to the Chairman of the Board, may cancel any such Options at any time, prior to the exercise thereof or declare forfeited any such Restricted Stock before the related restrictions lapse unless the following conditions are met:

(i) The Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company, is or becomes competitive with the Company, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company. The judgment of the Chief Executive Officer shall be based on the Participant's positions and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect or the Company's customers, suppliers and competitors of the Participant's assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than five percent (5%) equity interest in the organization or business.

(ii) The Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(b) Before Termination of Employment. The Board, in its sole discretion, which may be delegated to the Chief Executive Officer of the Company or to the Chairman of the Board, may cancel any Options held by a person or reduce the number thereof at any time 4A prior to the exercise thereof or declare forfeited a part or all of any shares of Restricted Stock awarded to a Participant under the following circumstances:

(i) The Participant's conduct either in connection with his or her employment by the Company or otherwise is deemed inimical to the best interest of the Company.

(ii) The Participant's employment responsibilities with the company are reduced or altered and the Board determines that the Participant would not have been granted the Options or awarded the shares of Restricted Stock, or such number of Options or shares of Restricted Stock, had the Participant's employment responsibilities been at the reached or altered level at the time of the grant or award of such Options or shares of Restricted Stock.

17. No Right To Employment.

Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

18. Amendment of the Plan.

The Board may from time to time amend or revise the terms of the Plan in whole or in part and may without limitation, adopt any amendment deemed necessary.

19. Notice.

Any written notice to the Company required by, any of the provisions of the Plan shall be addressed to the Chairman of the Board or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of such Chairman or the Chief Executive Officer.

20. Company Benefit and Compensation Plans.

Nothing contained in the Plan shall prevent any Participant prior to death, or the Participant's dependents or beneficiaries after the Participant's death, from receiving, in addition to any Options or Restricted Stock provided for under the Plan, any salary, incentive or performance plan awards, payments under a Company retirement plan or other benefits that may be otherwise payable or distributable to such Participant, or to the Participant's dependents or beneficiaries under any other plan or policy of the Company or otherwise. To the extent permitted by law, grants of Options or awards of Restricted Stock under the Plan may be made in combination with, or as alternatives to, grants, awards or payments under other Company plans.

21. Representations and Warranties.

No person shall at any time have a light to be selected as a Participant in the Plan, nor having been selected as a Participant for one Award to be selected as a Participant for any other award, and no person shall have any authority to enter into any agreement assuring such selection or making any to warranty or representation with respect thereto. A Participant shall have no rights to or interest in any Option or Restricted Stock except as set forth herein.

22. Unfunded Plan.

lnsofar as it provides for grants of Options and awards of Restricted Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board be deemed to be a trustee of any Common Stock issuable or deliverable under the Plan. Any liability of the Company to an Participant with respect to a grant of Options or award of Restricted Stock under the Plan shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

23. Conditions Upon Issuance of Shares.

An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise Plan Option, and restrictions on Restricted Stock awarded shall not lapse unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

24.  Effective Date and Termination of Plan.

24.1 Effective Date. The Plan is effective as of the of the date of its adoption by the Board of Directors.

24.2 Termination of the Plan. The Board may terminate the Plan at any time with respect to any shares that are not then subject Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of an Participant with respect to Options or Restricted Stock an awarded before termination.

*****

The undersigned, being the duly elected Secretary of ADDvantage Technologies Group, Inc., does hereby certify that the foregoing ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan was approved and adopted by the Board of Directors as of January 14, 1998.

                                                ____________________________
Secretary